Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-178304) of Holly Energy Partners, L.P. and in the related Prospectus and (Form S-8 No. 333-182865) pertaining to the Holly Energy Partners, L. P. Long-Term Incentive Plan of Holly Energy Partners, L.P, of our report dated September 25, 2012, with respect to the financial statements of UNEV Pipeline, L.L.C. included in this Current Report on Form 8-K/A of Holly Energy Partners, L.P.

/s/ Ernst & Young LLP

Dallas, Texas

September 25, 2012